Exhibit 15

January 25, 2017
CA, Inc.
520 Madison Avenue
New York, New York 10022

Re: Registration Statement No. 333-196619 on Form S-3 and Registration Statement Nos. 333-183731, 333-177558, 333-176166, 333-146173, 333-120849, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 333-127602, 333-127601, 333-126273, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751 on Form S-8.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated January 25, 2017 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

New York, New York